Exhibit 99.1

PRESS RELEASE

AH REALTY TRUST REPORTS FIRST QUARTER 2026 RESULTS

GAAP Net Loss of $0.33 Per Diluted Share for the First Quarter

FFO, As Adjusted of $0.15 Per Diluted Share for the First Quarter

Office Same Store NOI Growth of 0.7% (Cash)
Positive Office New Lease Spreads of 9.6% (GAAP) and 7.2% (Cash)

Retail Same Store NOI Growth of 2.2% (Cash)
Positive Retail Renewal Spreads of 10.7% (GAAP) and 4.5% (Cash)

VIRGINIA BEACH, VA, May 4, 2026 – AH Realty Trust (NYSE: AHRT) today announced its results for the quarter ended March 31, 2026 and provided an update on current events and earnings guidance.

First Quarter and Recent Highlights:

•On February 16, 2026, we announced a fundamental business restructuring to eliminate complexity, strengthen the balance sheet, and relentlessly focus on operating a streamlined real estate platform. The restructuring includes:
•Exiting the multifamily property sector to unlock embedded value, reduce leverage, and sharpen focus on retail and office properties;
•Divesting construction and real estate financing businesses; and
•Launching AH Realty Trust, effective March 2, 2026, a new corporate identity that reflects the fundamental restructuring of the business.

•As part of its ongoing governance enhancements supporting the Company’s strategic transformation, AH Realty Trust advanced its board refreshment process by nominating Theodore Bigman and Lori Wittman as independent directors; Dennis Gartman and George Allen will retire from the Board following the 2026 Annual Meeting and F. Blair Wimbush was appointed Chair of the Nominating and Corporate Governance Committee.

•On March 13, 2026, we entered into a binding purchase and sale agreement to sell an 11-asset multifamily portfolio for $562.0 million in cash, subject to certain adjustments.

•On March 27, 2026, we sold the Peachtree and North Creek real estate financing investments for an aggregate purchase price of $63.8 million and used the proceeds to pay down our debt.

•Through April 2, 2026, we repurchased 4.2 million shares of common stock for a total of $24.1 million

•On April 30, 2026, we fully realized $17.2 million for The Allure at Edinburgh real estate financing investment and used the proceeds to pay down our debt.

•On April 30, 2026, we completed the sale of the construction business for $2.4 million.

"In the first quarter of 2026, we delivered solid operating results driven by strong performance in our retail and office portfolios, exceeding our internal expectations," said Shawn Tibbetts, Chairman, President and Chief Executive Officer. "As a result of the performance of the retail, and mixed use office portfolio, our visibility into the coming quarters and the transformational actions taken to date, we are raising full-year 2026 FFO, As Adjusted guidance to $0.51 to $0.55 per diluted share, underscoring the progress we are making to simplify AH Realty Trust into a more focused real estate platform centered on disciplined operations and long term shareholder value creation."

•Net loss attributable to common stockholders and OP Unitholders of $33.3 million, or $0.33 per diluted share, compared to net loss attributable to common stockholders and OP Unitholders of $7.2 million, or $0.07 per diluted share, for the three months ended March 31, 2025.

•Funds from operations attributable to common stockholders and OP Unitholders ("FFO") of $20.6 million, or $0.20 per diluted share, compared to $17.2 million, or $0.17 per diluted share, for the three months ended March 31, 2025. See "Non-GAAP Financial Measures."

•FFO, As Adjusted from operations attributable to common stockholders and OP Unitholders ("FFO, As Adjusted") of $15.1 million, or $0.15 per diluted share, compared to $14.6 million, or $0.14 per diluted share, for the three months ended March 31, 2025. See "Non-GAAP Financial Measures."

•As of March 31, 2026, weighted average stabilized portfolio leased occupancy was 95.4%. Retail leased occupancy was 94.8% and office leased occupancy was 96.0%.

•As of March 31, 2026, weighted average stabilized portfolio economic occupancy was 90.1%. Retail economic occupancy was 92.5% and office economic occupancy was 87.7%.

•Positive spreads on renewals across retail segment at 10.7% (GAAP) and 4.5% (Cash). No renewals in office segment for the quarter.

•Executed 20 commercial lease renewals and 11 new commercial leases during the first quarter for an aggregate of 130,667 net rentable square feet.

•Same Store Net Operating Income ("NOI") increased 2.2% for the retail segment and 0.7% for the office segment on a cash basis compared to the quarter ended March 31, 2025.

•During the first quarter of 2026, unrealized losses on non-designated interest rate derivatives that negatively affected FFO were $2.1 million. As of March 31, 2026, the value of the Company’s entire interest rate derivative portfolio, net of unrealized losses, was $6.5 million.

Financial Results

Net loss attributable to common stockholders and OP Unitholders for the first quarter of 2026 was $33.3 million compared to net loss attributable to common stockholders and OP Unitholders of $7.2 million for the first quarter of 2025. The period-over-period change was primarily driven by impairment of notes receivable (included in loss from discontinued operations) of $29.2 million taken in the first quarter of 2026 as a result of transferring our real estate financing investments to held for sale.

FFO attributable to common stockholders and OP Unitholders for the first quarter of 2026 was $20.6 million compared to $17.2 million for the first quarter of 2025. The period-over-period increase in FFO was primarily due to decreased general contracting and real estate services gross profit and decreased real estate financing gross profit, partially offset by decreased general and administrative expenses. FFO, As Adjusted attributable to common stockholders and OP Unitholders for the first quarter of 2026 increased to $15.1 million compared to $14.6 million for the first quarter of 2025. The year-over-year increase in FFO, As Adjusted was primarily due to decreased general and administrative expenses, decreased interest expense, and increased change in fair value of derivatives.

Operating Performance

At the end of the first quarter of 2026, the Company’s retail and office weighted average stabilized operating property portfolio leased occupancy were 94.8% and 96.0%, respectively, and weighted average stabilized portfolio economic occupancy were 92.5% and 87.7%.

Interest income from real estate financing investments was $2.3 million for the three months ended March 31, 2026, and was reported in income from discontinued operations.

Balance Sheet and Financing Activity

As of March 31, 2026, the Company had $1.5 billion of total debt outstanding, including $211.0 million outstanding under its revolving credit facility. Total debt outstanding excludes GAAP adjustments and deferred financing costs. As of March 31, 2026, the Company’s debt was 98% fixed or economically hedged after considering interest rate swaps.

Outlook

The Company raised its 2026 full-year FFO, As Adjusted guidance range to $0.51 to $0.55 per diluted share. The following table updates the Company's assumptions underpinning its full-year guidance. The Company's executive management will provide further details regarding its 2026 earnings guidance during tomorrow's webcast and conference call.

Full-year 2026 Guidance [1][2]	Expected Ranges
	Low	High
RETAIL NOI	$68.5M	$70.0M
OFFICE NOI	$58.5M	$60.0M
EQUITY METHOD INVESTMENT ("EMI") PROPERTY INCOME(3)	$3.4M	$3.9M
ACQUISITION NOI	$0.0M	$0.0M
TOTAL COMMERCIAL NOI	$130.4M	$133.9M

G&A EXPENSES	-$19.7M	-$18.7M
INTEREST EXPENSE	-$57.2M	-$54.2M
OTHER NOI(4)	$8.9M	$9.9M
PREFERRED STOCK DIVIDENDS	-$11.5M	-$11.5M

FUNDS FROM OPERATIONS, AS ADJUSTED ("FFO, AS ADJUSTED")	$50.7M	$54.7M

FFO, AS ADJUSTED PER DILUTED SHARE	$0.51	$0.55

[1] Ranges exclude certain items per the Company's FFO, As Adjusted definition. FFO, As Adjusted is a forward-looking, non-GAAP measure that presents the Company's projected Funds From Operations as adjusted for certain items that the Company believes are not indicative of its ongoing operating performance, including: (i) estimated income and expenses related to the general contracting and real estate services business; (ii) estimated income and expenses associated with assets held for sale or under LOI; and (iii) estimates of certain non-recurring transaction costs. The Company presents FFO, As Adjusted to provide investors with a supplemental measure of the Company's anticipated operating performance following the completion of its announced strategic initiatives, but investors are cautioned against placing undue reliance on the Company's presentation of FFO, As Adjusted. See "Non-GAAP Financial Measures." The Company does not provide a reconciliation for its guidance range of FFO, As Adjusted or FFO, As Adjusted per diluted share to net income or net income per diluted share, the most directly comparable forward-looking GAAP financial measures, because it is unable to provide a meaningful or accurate estimate of reconciling items and the information is not available without unreasonable effort as a result of the inherent difficulty of forecasting the timing and/or amounts of various items that would impact net income per diluted share. For the same reasons, the Company is unable to address the probable significance of the unavailable information and believes that providing a reconciliation for its guidance range of FFO, As Adjusted and FFO, As Adjusted per diluted share would imply a degree of precision for its forward-looking net income per diluted share that could be misleading to investors.
[2] Includes the following assumptions:

•Disposition of the general contracting and real estate services business in 2Q26
•Disposition of the Multifamily Portfolio, with the exception of Smith's Landing
•Exit of the remaining Real Estate Financing Portfolio
•Retail Same-Store NOI Cash, growth of 1.50% and Office Same-Store NOI, Cash Growth of 1.95%
•Debt Paydowns of approximately $700M
•Includes Share Repurchases of $24.1M for 4.2M shares through April 2, 2026
•No Acquisitions in 2026, capital redirected toward Share Repurchases
[3] Includes T. Rowe Price Global HQ. EMI property income is reflected as the property's NOI less interest expense, times the Company's ownership percentage (50%).
[4] Other income includes NOI from Smith's Landing and NOI from parking income.

Supplemental Financial Information

Further details regarding operating results, properties, and leasing statistics can be found in the Company’s supplemental financial package available on the Investors page at AHRealtyTrust.com.

Webcast and Conference Call

The Company will host a webcast and conference call on Tuesday, May 5, 2026 at 8:30 a.m. Eastern Time to review financial results and discuss recent events. The recorded webcast will be available through the Investors page of the Company’s website, AHRealtyTrust.com. To participate in the call, please dial (+1) 800 715 9871 (toll-free dial-in number) or (+1) 646 307 1963 (toll dial-in number). The conference ID is 7079783. A telephonic replay will be available shortly after the conclusion of the call through Thursday, June 4, 2026. This replay may be accessed by dialing (+1) 800 770 2030 and providing passcode 7079783#.

About AH Realty Trust

AH Realty Trust (NYSE: AHRT) is a vertically integrated, self-managed real estate investment trust with over four decades of experience managing high-quality properties located primarily in the Mid-Atlantic     and Southeastern United States. Our focus is to deliver long-term, sustainable shareholder value by consistently investing in and operating the highest quality assets, maintaining a robust and resilient balance sheet, and fostering a dynamic, highly skilled team. Founded in 1979 by Daniel A. Hoffler, AH Realty Trust has elected to be taxed as a REIT for U.S. federal income tax purposes. For more information visit AHRealtyTrust.com.

Forward-Looking Statements

Certain matters within this press release are discussed using forward-looking language as specified in the Private Securities Litigation Reform Act of 1995, and, as such, may involve known and unknown risks, uncertainties and other factors that may cause the actual results or performance to differ from those projected in the forward-looking statement. These forward-looking statements may include comments relating to the current and future performance of the Company’s operating property portfolio, the Company’s development pipeline, financing activities, as well as acquisitions, dispositions, and the Company’s financial outlook, guidance, and expectations. Forward-looking statements depend on assumptions, data or methods which may be incorrect or imprecise, and the Company may not be able to realize any forward-looking statement. For a description of factors that may cause the Company’s actual results or performance to differ from its forward-looking statements, please review the information under the heading “Risk Factors” included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2025, and the other documents filed by the Company with the Securities and Exchange Commission from time to time. The Company expressly disclaims any obligation or undertaking to update or revise any forward-looking statement contained herein, to reflect any change in the Company's expectations with regard thereto, or any other change in events, conditions, or circumstances on which any such statement is based, except to the extent otherwise required by applicable law.

Non-GAAP Financial Measures

The Company calculates FFO in accordance with the standards established by the National Association of Real Estate Investment Trusts ("Nareit"). Nareit defines FFO as net income (loss) (calculated in accordance with GAAP), excluding depreciation and amortization related to real estate, gains or losses from the sale of certain real estate assets, gains and losses from change in control, and impairment write-downs of certain real estate assets and investments in entities when the impairment is directly attributable to decreases in the value of depreciable real estate held by the entity.

FFO is a supplemental non-GAAP financial measure. The Company uses FFO as a supplemental performance measure because it believes that FFO is beneficial to investors as a starting point in measuring the Company’s operational performance. Specifically, in excluding real estate related depreciation and amortization and gains and losses from property dispositions, which do not relate to or are not indicative of operating performance, FFO provides a performance measure that, when compared period-over-period, captures trends in occupancy rates, rental rates, and operating costs. We also believe that, as a widely recognized measure of the performance of REITs, FFO will be used by investors as a basis to compare the Company’s operating performance with that of other REITs.

However, because FFO excludes depreciation and amortization and captures neither the changes in the value of the Company’s properties that result from use or market conditions nor the level of capital expenditures and leasing commissions necessary to maintain the operating performance of the Company’s properties, all of which have real economic effects and could materially impact the Company’s results from operations, the utility of FFO as a measure of the Company’s performance is limited. In addition, other equity REITs may not calculate FFO in accordance with the Nareit definition as the Company does, and, accordingly, the Company’s FFO may not be comparable to such other REITs’ FFO. Accordingly, FFO should be considered only as a supplement to net income as a measure of the Company’s performance. FFO should not be used as a measure of our liquidity, nor is it indicative of funds available to fund our cash needs, including our ability to pay dividends or service indebtedness. Also, FFO should not be used as a supplement to or substitute for cash flow from operating activities computed in accordance with GAAP.

Management also believes that the computation of FFO in accordance with Nareit’s definition includes certain items that are not indicative of the results provided by the Company’s operating property portfolio and affect the comparability of the Company’s period-over-period performance. Accordingly, management believes that FFO, As Adjusted is a more useful performance measure that excludes income or loss from discontinued operations related to general contracting and real estate services, multifamily, and real estate financing. Other equity REITs may not calculate FFO, As Adjusted in the same manner as we do, and, accordingly, our FFO, As Adjusted may not be comparable to such other REITs' FFO, As Adjusted.

NOI is the measure used by the Company’s chief operating decision-maker to assess segment performance. The Company calculates NOI as segment revenues less segment expenses. Segment revenues include rental revenues (base rent, expense reimbursements, termination fees, and other revenue) for our property segments. Segment expenses include rental expenses and real estate taxes for our property segments. NOI is not a measure of operating income or cash flows from operating activities as measured in accordance with GAAP and is not indicative of cash available to fund cash needs. As a result, NOI should not be considered an alternative to cash flows as a measure of liquidity. Not all companies calculate NOI in the same manner. The Company considers NOI to be an appropriate supplemental measure to net income because it assists both investors and management in understanding the core operations of the Company’s retail and office real estate businesses. To calculate NOI on a cash basis, we adjust NOI to exclude the net effects of straight line rent and the amortization of lease incentives and above/below market rents.

For reference, as an aid in understanding the Company’s computation of NOI, NOI Cash Basis, FFO, and FFO, As Adjusted, a reconciliation of net income calculated in accordance with GAAP to NOI, NOI Cash Basis, FFO, and FFO, As Adjusted has been included further in this release.

AH Realty Trust
CONDENSED CONSOLIDATED BALANCE SHEETS
(dollars in thousands)

	March 31, 2026	December 31, 2025
	(UNAUDITED)
ASSETS
Real estate investments:
Income producing property	$1,773,240	$1,801,279
Held for development	5,683	5,683
Construction in progress	21,530	13,028
	1,800,453	1,819,990
Accumulated depreciation	(412,226)	(410,565)
Net real estate investments	1,388,227	1,409,425
Real estate investments held for sale, net	23,223	4,800
Assets of discontinued operations	705,981	800,536
Cash and cash equivalents	28,545	40,743
Restricted cash	2,013	1,622
Accounts receivable, net	63,184	64,747
Notes receivable, net	—	—
Equity method investments	48,177	47,926
Operating lease right-of-use assets	22,551	22,610
Finance lease right-of-use assets	77,212	77,539
Acquired lease intangible assets	73,108	76,408
Other assets	45,591	50,154
Total Assets	$2,477,812	$2,596,510
LIABILITIES AND EQUITY
Indebtedness, net	$1,245,288	$1,283,987
Liabilities related to assets held for sale	8,387	—
Liabilities of discontinued operations	281,633	286,502
Accounts payable and accrued liabilities	34,493	36,810
Operating lease liabilities	31,153	31,198
Finance lease liabilities	85,038	84,835
Other liabilities	31,640	43,986
Total Liabilities	1,717,632	1,767,318
Total Equity	760,180	829,192
Total Liabilities and Equity	$2,477,812	$2,596,510

AH Realty Trust
CONDENSED CONSOLIDATED INCOME STATEMENTS
(in thousands, except per share amounts)

	Three Months Ended March 31,
	2026	2025
	(Unaudited)
Revenues
Rental revenues	$52,317	$50,182
Total revenues	52,317	50,182

Expenses
Rental expenses	12,857	11,369
Real estate taxes	4,735	4,717
Depreciation and amortization	18,241	19,030
General and administrative expenses	4,716	7,155
Acquisition, development, and other pursuit costs	—	54
Total expenses	40,549	42,325
Loss on real estate dispositions, net	(141)	—
Operating income	11,627	7,857
Interest income	62	229
Interest expense	(13,782)	(12,437)
Equity in income (loss) of unconsolidated real estate entities	243	(1,415)
Change in fair value of derivatives and other	1,344	(749)
Other income (expense), net	13	(89)
Loss from continuing operations	(493)	(6,604)
Discontinued operations
(Loss) income from discontinued operations	(29,526)	2,451
Income tax provision from discontinued operations	(363)	(190)
(Loss) income from discontinued operations, net of taxes	(29,889)	2,261

Net loss	(30,382)	(4,343)
Net (income) loss attributable to noncontrolling interests in investment entities	(22)	3
Preferred stock dividends	(2,887)	(2,887)
Net loss attributable to common stockholders and OP Unitholders	$(33,291)	$(7,227)

AH Realty Trust
RECONCILIATION OF NET LOSS TO FFO & FFO, AS ADJUSTED
(in thousands, except per share amounts)

	Three Months Ended March 31,
	2026	2025
	(Unaudited)
Net loss attributable to common stockholders and OP Unitholders	$(33,291)	$(7,227)
Depreciation and amortization, net(1)	24,660	24,400
Impairment of real estate assets(2)	29,229	—
FFO attributable to common stockholders and OP Unitholders	$20,598	$17,173
FFO attributable to general contracting and real estate services	569	(1,615)
FFO attributable to multifamily	(3,405)	799
FFO attributable to real estate financing	(2,652)	(1,793)
FFO, As Adjusted available to common stockholders and OP Unitholders	$15,110	$14,564
Net loss attributable to common stockholders and OP Unitholders per diluted share and unit	$(0.33)	$(0.07)
FFO attributable to common stockholders and OP Unitholders per diluted share and unit	$0.20	$0.17
FFO, As Adjusted attributable to common stockholders and OP Unitholders per diluted share and unit	$0.15	$0.14
Weighted-average common shares and units - diluted	102,027	101,570
________________________________________

(1) The adjustment for depreciation and amortization excludes amortization of above and below-market ground lease assets. The adjustment for depreciation and amortization for the three months ended March 31, 2026 and 2025 excludes $0.2 million and $0.2 million, respectively, of depreciation attributable to our partners.

(2) Impairment recognized for the three months ended March 31, 2026 represents impairment of notes receivable secured by the Solis Peachtree, Solis North Creek, and Solis Kennesaw real estate financing investments.

AH Realty Trust
RECONCILIATION OF NET (LOSS) INCOME TO SAME STORE NOI, CASH BASIS
(in thousands) (unaudited)

	Three Months Ended March 31,
	2026	2025
Retail Same Store (1)
Same Store NOI, Cash Basis	$16,177	$15,829
GAAP Adjustments (2)	1,392	1,167
Same Store NOI	17,569	16,996
Non-Same Store NOI (3)	(28)	340
Segment NOI	17,541	17,336

Office Same Store (4)
Same Store NOI, Cash Basis	12,630	12,545
GAAP Adjustments (2)	2,170	2,017
Same Store NOI	14,800	14,562
Non-Same Store NOI (3)	(175)	83
Segment NOI	14,625	14,645

Other NOI	2,559	2,115

Total Property NOI	34,725	34,096

Depreciation and amortization	(18,241)	(19,030)
General and administrative expenses	(4,716)	(7,155)
Acquisition, development, and other pursuit costs	—	(54)
Loss on real estate dispositions, net	(141)	—
Interest income	62	229
Interest expense	(13,782)	(12,437)
Equity income (loss) of unconsolidated real estate entities	243	(1,415)
Change in fair value of derivatives and other	1,344	(749)
Other income (expense), net	13	(89)
Loss from continuing operations	(493)	(6,604)

Discontinued operations
(Loss) income from discontinued operations	(29,526)	2,451
Income tax provision from discontinued operations	(363)	(190)
(Loss) income from discontinued operations, net of taxes	(29,889)	2,261

Net loss	(30,382)	(4,343)
Net (income) loss attributable to noncontrolling interests in investment entities	(22)	3
Preferred stock dividends	(2,887)	(2,887)
Net loss attributable to common stockholders and OP Unitholders	$(33,291)	$(7,227)
________________________________________

(1) Retail same-store portfolio for the three months ended March 31, 2026 and March 31, 2025 excludes Allied | Harbor Point Retail, Liberty Retail, Point Street Retail, The Edison Retail, and Chronicle Mill Retail due to being classified as held for sale, Southern Post Retail, as well as Market at Mill Creek and Nexton Square which were sold in December 2024.

(2) GAAP Adjustments include adjustments for the net effects of straight-line rental revenues, the amortization of lease incentives and above/below market rents, the net effects of straight-line rental expenses, and ground rent expenses for finance leases.

(3) Includes expenses associated with the Company's in-house asset management division.
(4) Office same-store portfolio for the three months ended March 31, 2026 and 2025 excludes Chronicle Mill Office due to being classified as held for sale and Southern Post Office.

Contact:

Chelsea Forrest
AH Realty Trust
Executive Vice President of Investor Relations and Administration
Email: Chelsea.Forrest@AHRealtyTrust.com
Phone: (757) 612-4248